Exhibit 10.2

Execution Version

SECURITY AGREEMENT

made by

CADIZ INC.
and
CADIZ REAL ESTATE LLC,
as Loan Parties,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

Dated as of May 25, 2017

TABLE OF CONTENTS

Page

SECTION 1

DEFINED TERMS

1.1	Definitions	1
1.2	Other Definitional Provisions	4

SECTION 2

GRANT OF SECURITY INTEREST

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1	Title; No Other Liens	5
3.2	Perfected First Priority Liens	5
3.3	Jurisdiction of Organization; Chief Executive Office	6
3.4	Real Property	6
3.5	Inventory and Equipment	6
3.6	Farm Products	6
3.7	Investment Property	6
3.8	Receivables	6
3.9	Intellectual Property	6
3.10	Deposit Accounts and Securities Accounts	7
3.11	Letter-of-Credit Rights	7
3.12	Commercial Tort Claims	7

SECTION 4

COVENANTS

4.1	Delivery of Instruments, Certificated Securities and Chattel Paper	7
4.2	Payment of Obligations	7
4.3	Maintenance of Perfected Security Interest; Further Documentation	8
4.4	Changes in Locations, Name, etc.	8
4.5	Notices	9
4.6	Investment Property	9
4.7	Receivables	10
4.8	Deposit Accounts and Securities Accounts	10
4.9	Letters of Credit	10
4.10	Equipment	10
4.11	General Intangibles	11
4.12	Commercial Tort Claims	11

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Page

SECTION 5

REMEDIAL PROVISIONS

5.1	Certain Matters Relating to Receivables	11
5.2	Communications with Obligors; Loan Parties Remain Liable	11
5.3	Pledged Stock	12
5.4	Proceeds to Be Turned Over to Agent	13
5.5	Application of Proceeds	13
5.6	Code and Other Remedies	14
5.7	Deficiency	14

SECTION 6

MISCELLANEOUS

6.1	Amendments in Writing	15
6.2	Notices	15
6.3	No Waiver by Course of Conduct; Cumulative Remedies	15
6.4	Enforcement Expenses; Indemnification	15
6.5	Successors and Assigns	15
6.6	Set-off	16
6.7	Counterparts	16
6.8	Severability	16
6.9	Section Headings	16
6.10	Integration	16
6.11	Governing Law	16
6.12	Submission to Jurisdiction; Waivers	16
6.13	Acknowledgments	17
6.14	Releases	17
6.15	Waiver of Jury Trial	18
6.16	The Agent	18

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SCHEDULES

Schedule 1	Notice Addresses of Loan Parties

Schedule 2	Description of Investment Property

Schedule 3	Filings and Other Actions Required to Perfect Security Interests

Schedule 4	Jurisdiction of Organization, Organizational Number, FEIN and Chief Executive Office

Schedule 5	Owned and Leased Property

Schedule 6	Locations of Inventory and Equipment

Schedule 7	Intellectual Property

Schedule 8	Deposit Accounts and Securities Accounts

Schedule 9	Letter of Credit Rights

Schedule 10	Commercial Tort Claims

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May 25, 2017, made by Cadiz Inc., a Delaware corporation (“Parent”), and Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”) (together with any other entity that may become a party hereto as provided herein, the “Loan Parties”), in favor of Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacity, the “Agent”), on behalf of the Lenders holding Secured Term Loans under the Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parent and CRE, as borrowers (together, the “Borrower”), the lenders party thereto (the “Lenders”) and the Agent.

W I  T  N  E  S  S  E  T  H:

WHEREAS, it is a condition precedent to the Credit Agreement that the Loan Parties shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises hereunder, and to induce the Agent and the Lenders to enter into the Credit Agreement, each Loan Party hereby agrees with the Agent as follows:

Section 1

DEFINED TERMS

1.1              Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Control, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations. The following terms shall have the following meanings:

(a)               “Agreement”: this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)              “Borrower Obligations”: the collective reference to the Obligations, as defined in the Credit Agreement, with respect only to the Secured Term Loans outstanding thereunder and to the Lenders holding Secured Term Loans.

(c)               “Collateral”: as defined in Section 2.

(d)              “Collateral Account”: any collateral account established by the Agent as provided in Section 5.1 or 5.4.

(e)              “Convertible Note Indentures”: means (i) that certain Indenture, dated as of March 5, 2013, between Parent and U.S. Bank, National Association (as successor to The Bank of New York Mellon Trust Company, N.A.), as trustee, as amended by that certain First Supplemental Indenture dated as of October 30, 2013, and that certain Second Supplemental Indenture dated as November 23, 2015, and as may be further amended, restated, supplemented or otherwise modified from time to time, and (ii) that certain Indenture, dated as of December 10, 2015, between Parent and U.S. Bank, National Association, as trustee, as amended by that certain First Supplemental Indenture dated as of April 28, 2016, and as may be further amended, restated, supplemented or otherwise modified from time to time.

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(f)               “Copyright Licenses”: any written agreement naming any Loan Party as licensor or licensee (including, without limitation, those listed in Schedule 7), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

(g)              “Copyrights”: (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 7), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

(h)              “Deposit Account”: as such term is defined in the New York UCC, including the deposit accounts listed on Schedule 8.

(i)                “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property arising under United States laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

(j)               “Intercompany Note”: any promissory note evidencing loans made by any Loan Party to another Loan Party.

(k)               “Investment Property”: the collective reference to (i) all “Investment Property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) in any event, all Pledged Notes and all Pledged Stock.

(l)                “Issuers”: the collective reference to each issuer of any Investment Property.

(m)              “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

(n)              “Loan Party Obligations”: with respect to any Loan Party, all obligations and liabilities of such Loan Party with respect only to the Secured Term Loans outstanding thereunder, to the Lenders holding Secured Term Loans and to the Agent which may arise under or in connection with this Agreement, any other Loan Document to which such Loan Party is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent that are required to be paid by such Loan Party pursuant to the terms of this Agreement, any other Loan Document).

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(o)              “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each other Loan Party, its Loan Party Obligations.

(p)              “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 7.

(q)              “Patents”: (i) all letters patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 7, (ii) all applications for letters patent of the United States, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

(r)               “Pledged Notes”: all promissory notes listed on Schedule 2 and all Intercompany Notes at any time issued to any Loan Party and all other promissory notes issued to or held by any Loan Party.

(s)              “Pledged Stock”: (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or directly held by, any Loan Party while this Agreement is in effect.

(t)                “Proceeds”: all “Proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

(u)              “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

(v)              “Securities Act”: the Securities Act of 1933, as amended.

(w)              “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 7.

(x)              “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 7, and (ii) the right to obtain all renewals thereof.

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1.2              Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)              The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)              Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Loan Party, shall refer to such Loan Party’s Collateral or the relevant part thereof.

Section 2

GRANT OF SECURITY INTEREST

Each Loan Party hereby grants to the Agent, for its benefit and on behalf of, and for the benefit of, the Lenders holding Secured Term Loans, a security interest in, all of the following property now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Loan Party’s Obligations:

(a)               all Accounts;

(b)              all Chattel Paper;

(c)               all Contracts;

(d)              the Deposit Accounts;

(e)               all Documents;

(f)               all Equipment;

(g)              all General Intangibles;

(h)              all Instruments;

(i)                all Intellectual Property;

(j)                all Inventory;

(k)               all Investment Property;

(l)                all Letter-of-Credit Rights;

(m)              all Goods not otherwise described above;

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(n)              all books and records pertaining to the foregoing; and

(o)              to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

Section 3

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Agent to enter into the Credit Agreement and the Lenders to make their extensions of credit to the Borrower thereunder, each Loan Party hereby represents and warrants to the Agent for the benefit of the Lenders holding Secured Term Loans that:

3.1              Title; No Other Liens. Except for the security interest granted to the Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Loan Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the benefit of the Lenders holding Secured Term Loans, pursuant to this Agreement or as are permitted by the Credit Agreement.

3.2             Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent as collateral security for such Loan Party’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Loan Party and any Persons purporting to purchase any Collateral from such Loan Party and (b) are prior to all other Liens on the Collateral in existence on the date hereof except, in the case of Collateral other than Pledged Stock and Pledged Note, to the extent permitted by the Credit Agreement.

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3.3              Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Loan Party’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), Federal Taxpayer Identification Number (if any) and the location of such Loan Party’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Loan Party has furnished to the Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4              Real Property. Schedule 5 is a list of all U.S. real property owned in fee or leased by such Loan Party as of the date hereof.

3.5              Inventory and Equipment. On the date hereof, a material portion of the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 6.

3.6              Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products in any material respect.

3.7              Investment Property. The shares of Pledged Stock pledged by such Loan Party hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Loan Party. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Such Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

3.8              Receivables. No material amount payable to such Loan Party under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The amounts represented by such Loan Party to the Agent from time to time as owing to such Loan Party in respect of the Receivables will at such times be accurate in all material respects.

3.9              Intellectual Property. (a) Schedule 7 lists all registered or applied for Intellectual Property owned by such Loan Party in its own name on the date hereof which is material to such Loan Party.

(b)              On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best knowledge of such Loan Party, does not infringe the intellectual property rights of any other Person.

(c)               Except as set forth in Schedule 7, on the date hereof, no material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor.

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(d)              No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Loan Party’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)              There is no action or proceeding pending, or, to the knowledge of such Loan Party, threatened, on the date hereof seeking to limit, cancel or question the validity of any Intellectual Property or such Loan Party’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect.

3.10            Deposit Accounts and Securities Accounts. Schedule 8 is a true and complete list of all deposit accounts, brokerage accounts or securities investment accounts maintained by such Loan Party as of the date hereof, including the name and address of each institution where each such account is held, the type of each such account and the name of such Loan Party that holds each account. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over deposit accounts and securities accounts set forth on Schedule 8, no Person has Control of any deposit accounts and securities accounts in which any Loan Party has any interest.

3.11            Letter-of-Credit Rights. Schedule 9 is a true and correct list of all letters of credit issued in favor of such Loan Party, as beneficiary thereunder, as of the date hereof.

3.12            Commercial Tort Claims. Attached hereto as Schedule 10 is a list of Commercial Tort Claims held by such Loan Party as of the date hereof, including a brief description thereof.

Section 4

COVENANTS

Each Loan Party covenants and agrees with the Agent that, from and after the date of this Agreement until the Obligations shall have been paid in full:

4.1              Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of an aggregate principal amount of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

4.2              Payment of Obligations. Such Loan Party will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party or such failure to pay could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

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4.3              Maintenance of Perfected Security Interest; Further Documentation. Such Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Loan Party under the Loan Documents to dispose of the Collateral. Such Loan Party will furnish to the Agent from time to time statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as the Agent may reasonably request, all in reasonable detail. At any time and from time to time, upon the written request of the Agent or the Required Lenders, and at the sole expense of such Loan Party, such Loan Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary or advisable or as required by applicable law for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) to the extent commercially reasonable, in the case of Investment Property, the Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Notwithstanding anything to the contrary contained herein or in the UCC, the Agent shall not have any obligation to (i) prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensure the perfection, maintenance, priority or enforceability of any security interest granted pursuant to, or contemplated by, any Loan Document, (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) take any action to protect against any diminution in value of the Collateral.

4.4              Changes in Locations, Name, etc. Such Loan Party will not, except upon 10 days’ prior written notice to the Agent and delivery to the Agent of (a) all additional executed financing statements and other documents as may be necessary or advisable or as required by applicable law to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 6 showing any additional location at which material Inventory or Equipment shall be kept:

(a)               change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3; or

(b)              change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would be misleading.

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4.5              Notices. Such Loan Party will advise the Agent promptly in reasonable detail of:

(a)              any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

(b)              of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6              Investment Property. (a) If such Loan Party shall become entitled to receive or shall receive after the date hereof any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Loan Party to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Loan Party and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of such Loan Party, as additional collateral security for the Obligations.

(b)              Without the prior written consent of the Agent acting at the direction of the Required Lenders, such Loan Party will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except pursuant to a transaction permitted by the Credit Agreement or the Convertible Note Indentures), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Loan Party or the Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof except as permitted by the Credit Agreement.

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(c)              In the case of each Loan Party which is an Issuer, such Issuer agrees that it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it.

(d)             In the case of each Loan Party which holds Pledged Notes that have not been delivered into the possession of the Agent, such Loan Party agrees that it will not sell, transfer or otherwise dispose of such Pledged Notes to any other party other than another Loan Party under the Loan Documents.

4.7              Receivables. Other than in the ordinary course of business consistent with its past practice and unless commercially reasonable, such Loan Party will not (i) (as to any Receivable which is a material amount) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof. Such Loan Party will deliver to the Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

4.8              Deposit Accounts and Securities Accounts. Absent written agreement of the Agent to the contrary, each Loan Party will obtain control agreements, in form and substance satisfactory to the Agent and the Required Lenders, with respect to deposit accounts (excluding (i) deposit accounts established exclusively for petty cash for which amounts on deposit do not exceed $25,000 in the aggregate with respect to all such accounts at any one time, (ii) payroll accounts, (iii) zero balance accounts and (iv) withholding and trust accounts) and securities accounts; provided, however, that such control agreements shall not be required until such time the initial funding with respect to the Construction Financing is made.

4.9              Letters of Credit. Each Loan Party shall use commercially reasonable efforts to deliver to the Agent all letters of credit, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent and the Required Lenders. Each Loan Party shall take any and all actions as may be necessary or desirable, or that the Agent may reasonably request, from time to time, to cause the Agent to obtain exclusive Control of any Letter-of-Credit Rights to the extent constituting Collateral owned by any Loan Party with respect to the letters of credit referred to in the immediately preceding sentence in a manner reasonably acceptable to the Agent and the Required Lenders.

4.10            Equipment. Each Loan Party shall cause all Equipment owned by such Loan Party to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Loan Party shall promptly deliver to the Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment to the extent constituting Collateral and shall cause the Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

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4.11            General Intangibles. Each Loan Party shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Loan Party’s rights under any General Intangibles to the extent constituting Collateral.

4.12            Commercial Tort Claims. Each Loan Party shall promptly advise the Agent in writing upon such Loan Party becoming aware that it has any interest in Commercial Tort Claims. With respect to any Commercial Tort Claims in which any Loan Party has any interest, such Loan Party shall execute and deliver such documents as may be necessary or desirable, or that the Agent may reasonably request, to create, perfect and protect the Agent’s or the Required Lenders’ security interest in such Commercial Tort Claim.

Section 5

REMEDIAL PROVISIONS

5.1              Certain Matters Relating to Receivables. If required by the Agent (acting at the direction of the Required Lenders) at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Loan Party, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Loan Party in trust for the Agent, for the benefit of the Lenders holding Secured Term Loans, segregated from other funds of such Loan Party. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. Upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Agent, each Loan Party shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2              Communications with Obligors; Loan Parties Remain Liable. The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the satisfaction of the Agent the existence, amount and terms of any Receivables. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Loan Party shall notify obligors on the Receivables that the Receivables have been assigned to the Agent and that payments in respect thereof shall be made directly to the Agent. Anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Agent shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating thereto, nor shall the Agent be obligated in any manner to perform any of the obligations of any Loan Party under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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5.3              Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Agent (acting at the direction of the Required Lenders) shall have given notice to the relevant Loan Party of the intent of the Agent to exercise its rights pursuant to this Section 5.3, each Loan Party shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. If an Event of Default shall occur and be continuing and the Agent (acting at the direction of the Required Lenders) shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties, (i) the Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 5.5 hereof and (ii) any or all of the Investment Property shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Loan Party or the Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing and if it does do so, shall have no liability to the Loan Parties for the sufficiency thereof. Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Loan Party hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Agent for application to the Obligations in accordance with Section 5.5 hereof.

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5.4              Proceeds to Be Turned Over to Agent. In addition to the rights of the Agent specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Loan Party consisting of cash, checks and other near-cash items shall be held by such Loan Party in trust for the Agent, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to the Agent in the exact form received by such Loan Party (duly indorsed by such Loan Party to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Loan Party in trust for the Agent) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5              Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent (acting at the direction of the Required Lenders) or, if an Event of Default shall have occurred and be continuing, (x) if such event is an Event of Default specified in paragraph (f) of Section 7 of the Credit Agreement with respect to the Borrower, automatically, (y) if such event is an Event of Default specified in paragraph (j) of Section 7 of the Credit Agreement, at any time as the Agent may be so directed by any Lender or (z) if such event is any other Event of Default, at any time as the Agent may be so directed by the Required Lenders, the Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order: first, to any costs, fees, expenses and other amounts incurred by the Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations (including the reasonable costs, fees and expenses of its agents and legal counsel, and any costs or expenses incurred in connection with the exercise by the Agent of any right or remedy under this Agreement, the Credit Agreement or any other Loan Document); second, to the ratable satisfaction of the Obligations; and third, any balance of remaining Proceeds to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

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5.6              Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of the Agent under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order as set forth in Section 5.5, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Loan Party recognizes that the Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof. Each Loan Party also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private and each Loan Party waives, to the extent permitted by applicable law, any claims against Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree; provided that such private sale is conducted in accordance with this Agreement. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Loan Party or the issuer of any Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Loan Party and the issuer would agree to do so. Each Loan Party hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Loan Party further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Agent be liable or accountable to any Loan Party for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

5.7              Deficiency. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent to collect such deficiency.

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Section 6

MISCELLANEOUS

6.1              Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

6.2              Notices. All notices, requests and demands to or upon the Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement.

6.3              No Waiver by Course of Conduct; Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.4              Enforcement Expenses; Indemnification. Each Loan Party jointly and severally agrees to pay, and to save the Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except to the extent such liabilities were caused by the gross negligence or willful misconduct of the Agent, as determined by a final and nonappealable decision of a court of competent jurisdiction. Each Loan Party jointly and severally agrees to pay, and to save the Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement. The agreements in this Section 6.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents and the resignation or removal of the Agent.

6.5              Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of the Agent and its successors and assigns; provided that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent and the Required Lenders.

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6.6              Set-off. Each Loan Party hereby irrevocably authorizes the Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Loan Party or any other Loan Party, any such notice being expressly waived by each Loan Party, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent to or for the credit or the account of such Loan Party, or any part thereof in such amounts as the Agent may elect, against and on account of the obligations and liabilities of such Loan Party to the Agent hereunder and claims of every nature and description of the Agent against such Loan Party, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Agent may elect, whether or not the Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent shall notify such Loan Party promptly of any such set-off and the application made by the Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent may have.

6.7              Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.8              Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9              Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.10            Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties and the Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent relative to subject matter hereof not expressly set forth or referred to herein, in the other Loan Documents.

6.11            Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

6.12            Submission to Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:

(a)              submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State and County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

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(b)              consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 6.2 or at such other address of which the Agent shall have been notified pursuant thereto;

(d)              agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13            Acknowledgments. Each Loan Party hereby acknowledges that:

(a)               it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)              the Agent has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)              no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and the Agent or any Lender.

6.14            Releases. At such time as the Loans and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Loan Party hereunder (including all guarantee obligations) shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Agent shall (upon receiving the consent of the Required Lenders) deliver to such Loan Party any Collateral held by the Agent hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination; provided that the Loan Parties shall provide to the Agent evidence of such termination as the Agent shall reasonably request. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Credit Agreement, then the Agent, at the request and sole expense of such Loan Party, shall (upon receiving the consent of the Required Lenders) execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Loan Parties shall provide to the Agent evidence of such transaction’s compliance with the Loan Documents as the Agent shall reasonably request.

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6.15          Waiver of Jury Trial. EACH LOAN PARTY AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.16            The Agent. It is expressly understood and agreed by the parties to this Agreement that (i) Wells Fargo Bank, National Association is entering into this Agreement and acting hereunder solely in its capacity as Agent under the Credit Agreement and (ii) in entering into and acting as Agent hereunder, Wells Fargo Bank, National Association shall be afforded all of the rights, protections, benefits, indemnities (in addition to those set forth in Section 6.4 hereof) and immunities granted to the Agent in the Credit Agreement as if set forth in their entirety herein. Any act, or refusal to act, hereunder requiring the Agent to exercise discretion (including, but not limited to, the exercise of remedies following an Event of Default) shall be exercised in accordance with the terms of the Credit Agreement. The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

LOAN PARTIES:

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

CADIZ REAL ESTATE LLC

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Michael Pinzon
Name: Michael Pinzon
Title: Vice President

SCHEDULE 1

NOTICE ADDRESSES OF Loan Parties

c/o Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90071
Attention:  Chief Financial Officer
Telecopy:   213-271-1614
Telephone: 213-271-1600

Sch. 1-1

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock

Issuer	Class of Stock	No. of Shares	Stock Certificate No.
Cadiz Real Estate LLC	Membership Interest	100% Interest	N/A
Octagon Partners LLC	Membership Interest	100% Interest	N/A
SWI Estate Inc.	Common Stock	100% Interest	N/A
Rancho Cadiz Mutual Water Company	Common Stock	100% Interest	N/A

Pledged Notes

None.

Sch. 2-1

SCHEDULE 3

FILINGS AND OTHER ACTIONS REQUIRED
TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Loan Party	UCC Filing Jurisdictions
Cadiz Inc.	Delaware California San Bernardino County, California
Cadiz Real Estate LLC	Delaware California San Bernardino County, California

Patent and Trademark Filings

None.

Actions with Respect to Pledged Stock and Pledged Note

None.

Sch. 3-1

SCHEDULE 4

JURISDICTION OF ORGANIZATION, ORGANIZATIONAL NUMBER, FEIN
AND CHIEF EXECUTIVE OFFICE

Loan Party	Jurisdiction of Organization	Organizational Number	Federal Taxpayer ID Number	Chief Executive Office
Cadiz Inc.	Delaware	2295882	77-0313235	550 South Hope Street Suite 2850 Los Angeles, CA 90071
Cadiz Real Estate LLC	Delaware	3729320	N/A	550 South Hope Street Suite 2850 Los Angeles, CA 90071

Sch. 4-1

SCHEDULE 5

OWNED AND LEASED PROPERTY

Owned Property

Described in Schedule 1.1B (Mortgaged Properties) to the Credit Agreement.

Leased Property

None.

Sch. 5-1

SCHEDULE 6

LOCATIONS OF INVENTORY AND EQUIPMENT

Loan Party	Locations
Cadiz Inc.	550 South Hope Street, Suite 2850, Los Angeles, CA 90071
Cadiz Real Estate LLC	550 South Hope Street, Suite 2850, Los Angeles, CA 90071 96-726 National Trails Highway, CA 92304

Sch. 6-1

SCHEDULE 7

INTELLECTUAL PROPERTY

Copyrights and Copyright Licenses

None.

Patents and Patent Licenses

None.

Trademarks and Trademark Licenses

None.

Sch. 7-1

SCHEDULE 8

Deposit Accounts and Securities Accounts

Deposit Accounts

Owner	Type of Account	Bank Name/Address	Account No.
Cadiz Inc.	Certificate of Deposit	US Bank
Cadiz Inc.	Escrow	US Bank
Cadiz Inc.	Checking (Payroll)	US Bank
Cadiz Inc.	Checking (Operating)	US Bank
Cadiz Inc.	Checking (Project)	US Bank
Cadiz Inc.	Checking (Operating)	US Bank

Securities Accounts

None.

Sch. 8-1

SCHEDULE 9

Letter of Credit Rights

None.

Sch. 9-1

SCHEDULE 10

Commercial Tort Claims

None.

Sch.10-1